EXHIBIT INDEX


(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(m)(1)   Calculations of Illustrations for VUL IV/VUL IV-Estate Series.

(m)(2)   Calculations of Illustrations for VUL III.

(n)(1) Consent of Independent Registered Public Accounting Firm for VUL III dated April 25, 2005.

(n)(2) Consent of Independent Registered Public Accounting Firm for VUL IV/VUL IV-ES dated April 25, 2005.

(r)(1) Power of Attorney to sign amendments to this Registration Statement dated April 13, 2005.